UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2025

Apimeds Pharmaceuticals US, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42545	85-1099700
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

100 Matawan Rd, Suite 325, Matawan, New Jersey	07747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (848) 201-5010

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	APUS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Erick J. Frim as Chief Financial Officer

On May 30, 2025, the Board of Directors of Apimeds Pharmaceuticals US, Inc. (the “Company”) appointed Erick J. Frim as Chief Financial Officer of the Company, replacing Mark Corrao.

Mr. Frim, age 67 , has over 40 years’ experience in financial management and operations, having served most recently as Interim Chief Financial Officer of Helio Corporation, an organization manufacturing space flight hardware, since December 2024. Mr. Frim also serves as a partner at CFO Squad, LLC, which he joined in 2019, where he is a member of the firm’s executive management team and oversees the firm’s SEC reporting and technical accounting practices. Mr. Frim has also held directorships at various other financial companies, including the SolomonEdwardsGroup, LLC where he served as the Director of Transaction and Regulatory Advisory Services from 2017 to 2019, and accounting firm EisnerAmper, LLP, where he served as an Audit Director from December 2004 to August 2017. Prior to his time at EisnerAmper, LLP, Mr. Frim served as the Vice President and Chief Financial Officer of DIVA Systems Corporation, an organization specializing in digital media products and services, from 1995 to 2003. In these roles, Mr. Frim directed and managed financial and accounting operations, services, and compliance. A former CPA, Mr. Frim earned his bachelor’s degree in Accounting from Ball State University. He also holds a master’s degree in Organization Dynamics from the University of Pennsylvania.

Mr. Frim has no familial relationships with any executive officer or director of the Company. Mr. Frim has not engaged in any transaction with the Company that would be reportable as a related party transaction under Item 404(a) of Securities and Exchange Commission Regulation S-K.

In connection with his appointment as Chief Financial Officer, the Company entered into a consulting agreement (the “Consulting Agreement”) with Mr. Frim on June 4, 2025. The Consulting Agreement provides for a base fee of $2,500 per month for eight hours of service with an additional fee of $250 per hour for work in excess of such amount. The Consulting Agreement has a term of one year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2025

Apimeds Pharmaceuticals US, Inc.

	By:	/s/ Erik Emerson
	Name:	Erik Emerson
	Title:	Chief Executive Officer